UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


           Date of Report (Date of earliest reported) August 26, 2002

              _______________ Avitar, Inc.________________________
             (Exact name of registrant as specified in its chapter)

      _______Delaware__________ _______0-20316_________ ____06-1174053_____
       (State or other jurisdiction (File Commission Number) (IRS Employer of incorporation) Identification No.)


            ____65 Dan_Road, Canton, MA________ _____02021__________
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (781) 821-2440

             ____________________________ N/A ______________________
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

On August 26, 2002, Avitar, Inc. ("Avitar") entered into a Securities Purchase Agreement with Global Capital Funding Group, L.P. ("GCFG"), a small business investment company. Avitar received gross proceeds of $1,250,000.00 in exchange for (i) a Secured Promissory Note (the "Note") in the same principal amount with a term of three(3) years; and (ii) 600,000 warrants for the purchase of a like number of shares of Avitar common stock, exercisable for three (3) years. The
Note is secured by certain collateral consisting of substantially all of Avitar's inventory, equipment and accounts receivable. The terms of this transaction were based upon arms-length negotiations between Avitar and GCFG.


Item 7. Financial Statements and Exhibits:

(c) Exhibits.

(4)(a) Securities Purchase Agreement, dated as of August 26, 2002, between Avitar and GCFG.

(4)(b) Secured Promissory Note, dated August 26, 2002, made by Avitar to GCFG.

(4)(c) Registration Rights Agreement, dated as of August 26, 2002, between Avitar and GCFG.

(4)(d) Common Stock Purchase Warrant, dated as of August 26, 2002, issued by Avitar to GCFG.

(4)(e) Security Agreement, dated as of August 26, 2002, between Avitar and GCFG.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Avitar, Inc.
                                          (Registrant)

Date September 10, 2002                   /s/ Jay C. Leatherman, Jr.
                                          ----------------------
                                          Jay C. Leatherman, Jr.
                                          Chief Financial Officer